Exhibit 99.1

                      HEI ANNOUNCES MANAGEMENT REALIGNMENT

     -- Operating Unit Leadership Team Established

     -- Names Director of Quality and Regulatory

     -- Resignation of Vice President of Operations

    MINNEAPOLIS, Jan. 27 /PRNewswire-FirstCall/ -- HEI, Inc. (Nasdaq: HEII) ( http://www.heii.com ) announced today several changes to its senior management team which are designed to enhance customer responsiveness, operational efficiency and profitability. Under the changes announced today, HEI will create the position of General Manager for each of its existing operating units. The General Managers will now report directly to the President and CEO.

    The newly named Operating Unit General Managers are: Mark Stephenson, GM Advanced Medical Operations; Len Klun, GM Microelectronics Operations; Gary Homan, GM High Density Interconnect Operations; and Scott Stole, VP RFID Operations. In an additional management change, HEI named Andy Snow to the newly created position of Corporate Director of Quality and Regulatory. "Each of these individuals has demonstrated superior leadership capabilities at HEI for years and their promotion into these positions represent a natural progression for them and the Company," stated Mack V. Traynor, President and CEO. "I am tremendously excited about the management team that will lead our business operations and look forward to working with them to ensure the continued success of HEI, Inc.," continued Mr. Traynor.

    In an unrelated matter, James C. Vetricek, Vice President of Operations advised HEI that he will be leaving HEI, Inc in mid February to pursue other ventures outside of HEI and the EMS industry.

    "We are sorry to lose Jim. He made an outstanding contribution to HEI's drive towards operational excellence. Jim advised us that his decision is based solely on family considerations and HEI has planned for an orderly transition that does not include replacing him," stated Mr. Traynor.

    HEI, Inc. designs, develops and manufactures microelectronics, subsystems, systems, connectivity and software solutions for OEMs engaged in the medical equipment and medical device, hearing, communications, and industrial markets. HEI provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective and manufacturability product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

    Headquarters & Microelectronics     PO Box 5000, 1495 Steiger Lake Lane,
     Operations                          Victoria, MN  55386
    Advanced Medical Operations         4801 North 63rd Street, Boulder CO
                                         80301
    High Density Interconnect           610 South Rockford Drive, Tempe, AZ
     Operations                          85281
    RF Identification Operations        1546 Lake Drive West, Chanhassen, MN
                                         55317

    FORWARD-LOOKING INFORMATION

    Information in this news release, which is not historical, includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release, including the implementation of business strategies, growth of specific markets, and operational expectations. All of such forward-looking statements involve risks and uncertainties including, without limitation, continuing adverse business and market conditions, the ability of HEI to secure and satisfy customers, the availability and cost of materials from HEI's suppliers, our ability to satisfy financial or other obligations or covenants set forth in our banking agreements, adverse competitive developments, change in or cancellation of customer requirements, collection of outstanding debt, and other risks detailed from time to time in HEI's SEC filings. We undertake no obligation to update these statements to reflect ensuing events or circumstances, or subsequent actual results.

SOURCE  HEI, Inc.
    -0-                             01/27/2006
    /CONTACT: Mack V. Traynor, CEO, or Timothy Clayton, CFO, both of HEI, +1-952-443-2500/
    /Web site:  http://www.heii.com /
    (HEII)